Exhibit 23(c)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2025, relating to the consolidated financial statements of Duke Energy Florida, LLC and subsidiaries (“Duke Energy Florida”) appearing in the Annual Report on Form 10-K of Duke Energy Florida for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
September 23, 2025